UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2018

___________________________

ACCELERON PHARMA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36065 (Commission File Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA (Address of principal executive offices)		02139 (Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company            ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation and Transition Agreement with Matthew L. Sherman

On January 2, 2018, Acceleron Pharma Inc. (the “Company”) and Matthew L. Sherman, the Company’s Executive Vice President and Chief Medical Officer, entered into a Separation and Transition Agreement (the "Separation Agreement") pursuant to which Dr. Sherman’s employment will terminate and he will retire from his position as the Company’s Executive Vice President and Chief Medical Officer and enter into a consulting agreement with the Company (the “Consulting Agreement”), effective as of the first regular work day that is one week after the later of the date on which the Company publicly announces top line data for the Company’s phase 3 clinical study with luspatercept known as the “MEDALIST” Study or the date on which the Company publicly announces top line data from the phase 3 clinical study with luspatercept known as the “BELIEVE” Study (the “Separation Date”). Pursuant to the Separation Agreement and in consideration of the terms of Dr. Sherman’s existing employment agreement, Dr. Sherman will receive his base salary for the 12-month period following the effective date of his termination of employment as well as reimbursement for the full monthly premium cost of participation in the Company’s health, dental and vision plans under COBRA. In consideration of Dr. Sherman’s employment during 2018 and so long as his employment terminates on the Separation Date, upon termination of his employment, the Company will pay Dr. Sherman a one-time bonus equal to 50% of his target bonus.

Under the terms of the Consulting Agreement, Dr. Sherman will provide consulting advisory services to the Company for a period of 12 months following the date his employment terminates, unless the agreement is earlier terminated in accordance with its terms. The Company will pay Dr. Sherman a consulting fee of $5,000 per month during this period, and Dr. Sherman’s outstanding equity awards will continue to vest based on his consultancy service. Upon early termination of the consultancy by the Company other than for (i) cause as defined in Dr. Sherman’s existing employment agreement with the Company, (ii) breach by Dr. Sherman of the Consulting Agreement or his confidentiality, non-compete and proprietary information agreement with the Company, or (iii) failure to satisfy the performance standard as defined in the Consulting Agreement, the vesting of all time-based equity awards then held by Dr. Sherman that were scheduled to vest during the remainder of the consulting term will accelerate.

In addition, the Separation Agreement provides that Dr. Sherman’s existing restrictive covenants, including non-competition, non-solicitation and confidentiality provisions, for the benefit of the Company, will continue during the term of the consultancy and for one year after the expiration or earlier termination of the consultancy term. The foregoing is a summary of certain terms of the Separation Agreement and the Consulting Agreement and is qualified in its entirety by the terms of the Separation Agreement and the Consulting Agreement, which are filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit
10.1	Separation and Transition Agreement, by and between Matthew L. Sherman and Acceleron Pharma Inc., dated as of January 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ John D. Quisel, J.D., Ph.D.
John D. Quisel, J.D., Ph.D.
Senior Vice President and General Counsel

Date: January 3, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Separation and Transition Agreement, by and between Matthew L. Sherman and Acceleron Pharma Inc., dated as of January 2, 2018

4